FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Announces Leadership Transition, Results of Strategic Review
to Unlock Shareholder Value and Financial Update
Initiating CEO transition plan
Divesting Intrarosa® and Vyleesi®
2020 financial guidance reflects reduction in annual operating expenses of more than
$100M and a return to positive adjusted EBITDA

WALTHAM, Mass., January 9, 2020 – AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced the initiation of a leadership transition, the decision to divest Intrarosa and Vyleesi and financial updates.

Leadership Transition & Business Updates
AMAG announced that William Heiden plans to step down as AMAG’s President and Chief Executive Officer, and that the Company’s Board of Directors will immediately initiate a search for his successor, which it expects to complete by mid-2020. Mr. Heiden will remain in his role as President and CEO until a successor is appointed.

AMAG also recently completed a robust review of its product portfolio and strategy and engaged Goldman Sachs and Co., LLC as its financial advisor to assist in the review. The guiding principles for this strategic review included driving near- and long-term profitability and enhancing shareholder value. As a result of this review, AMAG will divest Intrarosa® (prasterone) and Vyleesi® (bremelanotide). The Company has received preliminary expressions of interest to acquire/sub-license the rights to these products. AMAG’s 2020 financial guidance indicates a return to positive adjusted EBITDA, reflecting the continued growth of Feraheme® (ferumoxytol injection) and a significant reduction in operating expenses, primarily associated with the divestiture of Intrarosa and Vyleesi. The 2020 revenue guidance reflects a range of potential revenue scenarios for Makena® (hydroxyprogesterone caproate injection) given the uncertainty caused by the FDA Advisory Committee meeting and soft fourth quarter results.

“The strategic decisions announced today will allow AMAG to leverage its commercial strengths and proven development and regulatory capabilities while focusing on core value drivers: developing ciraparantag and AMAG-423; driving the continued growth of Feraheme, which funds our two pipeline assets; and continuing our work to retain patient access to Makena,” said Mr. Heiden. “It has been an honor and a privilege to lead the team at AMAG. We've achieved numerous successes and overcome many challenges. As we implement the strategic shift announced today, my fellow directors and I believe that this is the right time for the board to identify a new CEO for the next leg of AMAG’s journey.”

Mr. Heiden added, “We continue to believe in the significant long-term potential of Intrarosa and Vyleesi. However, the uncertainty around the long-term durability of Makena revenues makes it challenging to invest in both our promising pipeline and in the physician and consumer marketing required to support these two new products. Given the significant future commercial potential of ciraparantag and AMAG-423 to fulfill unmet medical needs of patients, AMAG made the difficult decision to divest Intrarosa and Vyleesi. The Company is seeking a transaction with a party that can make the investments necessary to maximize the value of these two important women’s healthcare products.”

In addition to the announced CEO transition, Chief Financial Officer Ted Myles will assume the additional role of Chief Operating Officer, effective immediately, expanding his responsibilities to include technical operations, global supply chain and quality. General Counsel Joseph Vittiglio will assume the additional role of Chief Business Officer, focusing on managing the divestiture of Intrarosa and Vyleesi and out-licensing opportunities in ex-U.S. territories, primarily for AMAG’s development-stage programs.

Gino Santini, Chairman of AMAG’s Board, said, “The Board is committed to pursuing strategies that will unlock value for AMAG shareholders and better leverage the Company’s strengths and proven capabilities. We are confident that taking the strategic actions announced today will position AMAG for future growth and enable the Company to better serve patients.”

Mr. Santini continued, “The Board would like to thank Bill for his visionary leadership, transforming AMAG from a single-product company to one with an in-house clinical development team that has gained three FDA product approvals in the last two years, and is progressing two late-stage development products through the regulatory process. For nearly eight years, Bill developed and executed on strategies to invest in products that have benefited hundreds of thousands of patients and which hold the potential of reaching many more in the future. The Board looks forward to working with Bill on a seamless transition, as well as continuing to work with AMAG’s outstanding executive leadership team to drive near- and long-term results.”

Preliminary 2019 Financial Results and 2020 Financial Guidance
AMAG announced preliminary unaudited fourth quarter and full year 2019 financial results and provided 2020 financial guidance, reflecting the Company’s focus on profitability in 2020. The Company expects to report final financial results for the fourth quarter and audited results for the full year of 2019 in early March.

Preliminary, Unaudited Fourth Quarter Financial Results
($M)	Three Months Ended December 31,
	2019 Preliminary	2018 Actual
Total revenues, net	$86 - $91	$88.1
Feraheme	40 - 42	35.2
Makena	24 - 27	46.9
Intrarosa	6.5	5.9
Other product revenue	(0.50)	0.1
Collaboration revenue	16	--
Operating loss	($22) - ($12)	($18.80)
Non-GAAP adjusted EBITDA	($10) - $0	$1.5

__________________________
1 Includes the recognition of $16M of collaboration revenue due to the termination and settlement agreement entered into with Daiichi Sankyo, Inc. (DSI) in December 2019 related to a clinical trial collaboration agreement that AMAG acquired as part of the Perosphere acquisition. As part of the settlement, AMAG received $10M in cash from DSI in December 2019.
2 Operating loss does not include the impact of material impairment charges or the associated acceleration of amortization, which are likely to be recognized in the 2019 audited financial statements.
3 See reconciliation of GAAP to non-GAAP preliminary financial results at the conclusion of this press release.

Preliminary, Unaudited Full Year Financial Results
($M)	Twelve Months Ended December 31, 2018
	2019 Preliminary	2018 Actual
Total revenues, net	$324 - $329	$474.0
Feraheme	167 - 169	135.4
Makena	120 - 123	322.3
Intrarosa	21	16.2
Other product revenue	(1)	0.1
Collaboration revenue[1]	16	--
Operating loss[2]	($274) - ($264)	($47.00)
Non-GAAP adjusted EBITDA[3]	($70) - ($60)	$120.8

The Company ended 2019 with approximately $170 million in cash and investments and $320 million of 2022 convertible notes (principal amount outstanding).

Key priorities for 2020 include:

•	Complete successful CEO transition

•	Divest Intrarosa and Vyleesi to align with the new strategic direction

•	Drive continued Feraheme growth

•	Work with the FDA to maintain patient access to Makena

•	Advance ciraparantag and AMAG-423 development programs

•	Pursue ex-US portfolio partnering opportunities

•	Meet/exceed financial guidance

2020 Financial Guidance[4]
($M)
Total revenue	$230 - $280
Operating income	$2 - $32
Non-GAAP adjusted EBITDA	$20 - $50

Mr. Myles stated, “With the divestiture of Intrarosa and Vyleesi and the associated expense reductions, the AMAG of 2020 will be more streamlined and focused to drive Feraheme growth, support the development of our two pipeline assets and deliver positive adjusted EBITDA. While we remain committed to working with the FDA to maintain patient access to Makena, we will be managing Makena-related expenses so that the product is cash flow positive. Our financial guidance includes a reduction of operating expenses of more than $100 million in 2020 relative to 2019. We believe our 2020 plan, including the revised capital allocation strategy, maintains our strong commitment to patients and best positions AMAG to generate sustainable, long-term shareholder value.”

INFORMATION FOR LIVE AUDIO WEBCAST AT THE 38TH J.P. MORGAN HEALTHCARE CONFERENCE
The Company will provide a live update at the 38th Annual J.P. Morgan Healthcare Conference in San Francisco on Thursday, January 16, 2020 at 9:30 a.m. PT (12:30 p.m. ET). A live audio webcast of the presentation and the

4 See reconciliations of 2020 GAAP to non-GAAP financial guidance at the conclusion of this press release. 2020 financial guidance reflects management’s current assumptions about the potential impact of multiple scenarios across our product portfolio, including (i) various potential regulatory outcomes related to Makena and (ii) that the divestitures of Intrarosa and Vyleesi will be reported in discontinued operations for accounting purposes in 2020. Therefore, 2020 financial guidance excludes revenue and expenses related to Intrarosa and Vyleesi.

following breakout session will be accessible in the Investors section of AMAG’s website at www.amagpharma.com. on January 16, 2020 at 9:30 a.m. PT (12:30 p.m. ET). Following the conference, the webcast will be archived on the Company’s website until February 17, 2020.

USE OF NON-GAAP FINANCIAL MEASURES
AMAG has presented certain non-GAAP financial measures, including non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization). These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

ABOUT AMAG
AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas, including women’s health. For additional company information, please visit www.amagpharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, AMAG’s beliefs that the leadership transition and divestiture of Intrarosa and Vyleesi will allow AMAG to leverage its commercial strengths and development and regulatory capabilities and position AMAG for future growth; expectations for the leadership transition, including the timing to complete the CEO search; plans to work with the FDA regarding patient access to Makena; beliefs related to the significant long-term potential of Intrarosa and Vyleesi and the significant future commercial potential of AMAG-423 and ciraparantag; expectations that AMAG will return to positive adjusted EBITDA and be able to unlock shareholder value; plans to reduce operating expenses; beliefs that Feraheme revenues will continue to grow; expectations that AMAG’s full year 2019 revenues and adjusted EBITDA will be within its most recently issued financial guidance range; 2019 preliminary fourth quarter and full year financial results, including revenues, operating loss and adjusted EBITDA; AMAG’s 2020 key priorities, including expectations and beliefs regarding (i) AMAG’s ability to successfully achieve benefits from its leadership transition plan, including managing the search for and transition to a new chief executive officer, (ii) AMAG’s ability to successfully divest Intrarosa and Vyleesi and the effect and amount of associated expense reductions, (iii) AMAG’s ability to drive continued Feraheme growth sufficient to support AMAG’s development programs, (iv) AMAG’s ability to ensure continued patient access to Makena and that Makena is cash flow positive in 2020, (v) AMAG’s pipeline, including AMAG-423 and ciraparantag, (vi) AMAG’s ability to successfully out-license its products or product candidates in ex-U.S. territories and (vii) AMAG’s ability to meet or exceed its 2020 financial guidance; 2020 financial guidance, including total revenue, operating income and positive adjusted EBITDA, and the related assumptions used to determine the guidance ranges, including various potential regulatory outcomes for Makena and the treatment of Vyleesi and Intrarosa as discontinued operations; and plans to report final, audited 2019 financial results in late February or early March 2020; are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the risk that AMAG will be unable to successfully divest Intrarosa and Vyleesi or that the effect and amount of expense reductions associated with the planned divestments will be less than anticipated, or that cash expenditures will be greater than anticipated; the risk that the FDA will recommend that Makena be removed from the market, particularly in light of the recommendation of the Advisory Committee of the FDA; the risk that, even if the FDA does not recommend that Makena be removed from the market, sales of Makena will continue to be negatively impacted, including as a result of the recommendation of the Advisory Committee; the risk that AMAG will be unable to successfully achieve the anticipated benefits from its leadership transition plan; the possibility that AMAG will encounter challenges retaining or attracting talent; the risk that AMAG may be unable to gain approval of its product candidates, including AMAG-423 and ciraparantag, on a timely basis, or at all; the potential for such approvals, if obtained, to include unanticipated restrictions or warnings; the risk that the costs and time investments for AMAG’s development efforts will be higher than anticipated; the possibility that AMAG has over-estimated the market and potential revenues for its products and product candidates, if approved, including AMAG-423 and ciraparantag; the risk that Feraheme and Makena will not achieve the level of revenues needed to support AMAG’s development efforts, including because (i) such efforts require greater costs than anticipated, (ii) because approval of any such products is withdrawn, (iii) the FDA takes other adverse action with respect to any such products or (iv) Sandoz Inc. launches a generic version of Feraheme in accordance with the 2018 settlement agreement we entered into with Sandoz; the risk that AMAG will be unable to successfully identify and enter into partnerships with out-licensees for its product candidates in ex-U.S. territories, which could delay the commercialization of those product candidates in certain geographies; the risk that AMAG will not be able to continue to execute on its business plan; the speculative nature of AMAG’s estimates as to market share for its products and potential market share for its product candidates and the risk that such estimates are inaccurate; and those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10‐K for the year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward‐looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward‐looking statements.

AMAG Pharmaceuticals®, Feraheme® and Vyleesi® are registered trademarks of AMAG Pharmaceuticals, Inc. Makena® is a registered trademark of AMAG Pharma USA, Inc. Intrarosa® is a registered trademark of Endoceutics, Inc.

-Tables Follow-

Reconciliation of GAAP to Non-GAAP Preliminary Financial Results
($M)	Q4-2019 Preliminary	Q4-2018 Actual	FY 2019 Preliminary	FY 2018 Actual
GAAP operating loss	($22) - ($12)	($18.80)	($274) - ($264)	($47.00)
Depreciation and intangible asset amortization	7.0	14.0	21.0	160.0
Non-cash inventory step-up adjustments	--	0.1	--	3.7
Stock-based compensation	5.0	5.3	18.5	19.9
Adjustments to contingent consideration	--	(0.40)	--	(49.60)
Restructuring	--	--	7.4	--
Transaction/acquisition-related costs	--	1.3	0.3	1.3
Acquired IPR&D	--	--	74.9	32.5
Asset impairment charges	--	--	82.2	--
Non-GAAP adjusted EBITDA	($10) - $0	$1.5	($70) – ($60)	120.8

Reconciliation of GAAP to non-GAAP 2020 Financial Guidance ($M)
GAAP operating income	$2 - $32
Depreciation	2
Stock-based compensation	16
Non-GAAP adjusted EBITDA	$20 - $50

AMAG CONTACTS:
Investors:
Linda Lennox
908-627-3424

Media:
Rushmie Nofsinger
781-530-6838
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